CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 4, 1997, appearing on page 29 of Barrett Business Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.




/s/ Price Waterhouse LLP
Price Waterhouse LLP

Portland, Oregon
August 12, 1997